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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                        Date of Report:  June 6, 1997



                   PRINCETON DENTAL MANAGEMENT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


DELAWARE                            0-20222                  36-3484607
(State or Other                     (Commission              (I.R.S. Employer
Jurisdiction of                     File Number)             Identification No.)
Incorporation)



                 7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                   (Address of Principal Executive Offices)


                                (708) 974-4000
             (Registrant's Telephone Number, including Area Code)



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                   PRINCETON DENTAL MANAGEMENT CORPORATION


Item 5.  Other Events.

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     The Board of Directors of Princeton Dental Management Corporation ("PDMC")
announced today that, effective as of June 1, 1997, PDMC has sold the assets comprising the Mason Dental Southeast, Inc./Renaissance Dental Studio to Mr. Lawrence Ceraulo, individually and doing business as Certex Dental Studio. The Mason Dental Southeast, Inc./Renaissance Dental Studio, with 1996 revenues of approximately $390,000, represented approximately 2.2% of the total revenue of PDMC, and has represented a loss in 1996 to the company. The Mason Dental Southeast, Inc./Renaissance Dental Studio was sold for $92,096 in the form of a short-term note; an additional short-term note payable to purchase supplies in the amount of $9,847; and an assumption of an existing note payable of $18,372. The sale of Mason Dental Southeast, Inc./Renaissance Dental Studio was a profitable transaction for PDMC, in the amount of approximately $49,000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 6, 1997

PRINCETON DENTAL MANAGEMENT CORPORATION



By:  /s/ Frank Leonard Laport
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   Frank Leonard Laport,
   Chief Executive Officer